EXHIBIT 99.1

American Resources Corporation Reports First Quarter 2024 Financial Results and Provides Business Outlook

Company successfully executed and closed $150 million tax exempt bond offering for the Company’s Kentucky Lithium refining facility

The first domestic, commercial producer of separated and high-purity REEs from recycled permanent magnets and high-purity battery elements from both ores and recycled feedstocks

Company’s patented chromatographic separation and purification process defining itself as the world-leading critical mineral refining technology

Establishing first-of-their-kind partnerships pioneering full circular solutions for both rare earth elements and critical battery elements

Company to host update conference call today at 4:30 PM ET

May 21, 2024 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / May 21, 2024 / American Resources Corporation (NASDAQ: AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced financial results for the first quarter of 2024. The Company will host a conference call and webcast, today, May 21, 2024, at 4:30 PM ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “While it’s only been seven weeks from our last update, we continued to see tremendous success and momentum in establishing our strategic positioning within our addressable markets. Our strategic focus continues to be on positioning and preparing our businesses for growth as separate, standalone companies, and we have been putting the pieces in place to execute on that plan as we have previously discussed, and which is consistent with our Strategic Committee’s plan of action to better unlock the value of American Resources. These steps include securing the appropriate growth capital to scale operations while also building word-class teams around each business. Our growth capital for American Carbon is largely supported by the closing of the previously announced tax-exempt bond offering for Wyoming County Coal (WCC), and we believe that complex will be a first class facility producing premium mid vol carbon for the global steel markets. Development of the WCC complex continues to progress and we are confident we will be producing from its first deep mine later this year as we continue to assess longer term options for our carbon platform, such as sales, leases, production and joint venture partnerships. Nonetheless, advancing WCC’s development put the entire carbon platform is a much stronger position as one of the last U.S.-based metallurgical carbon growth platforms. Additionally, we very recently closed on a successful $150 million tax-exempt bond offering to fund the development of our Kentucky Lithium refining facility which will position ReElement at the U.S.’s largest and most efficient producer of battery-grade lithium. It is becoming more evident that ReElement Technologies continues to separate itself as the most efficient critical mineral refining platform in the world. The critical and rare earth elements we refine today are imperative to operate our modern-day technology including electric vehicles, clean energy and defense applications. Our ability to produce a variety of ultra-pure, critical mineral products in a low-cost and environmentally safe commercial scale has put us in a unique position across several supply chains. As we continue to aggressively advance our platform technology and collaborate with partners, it is becoming more evident that we are the most efficient solution for the deployment of sustainable critical mineral refining outside of China. We continue to quietly position American Metals as an aggregator and processor of recycled feedstocks to feed into ReElement. American Metals is in a unique position to leverage ReElements advanced refining capabilities to handle the preprocessing step of end-of-life or off-spec batteries and magnets which also will enhance ReElements long-term margin profile. Lastly, as we continue to execute on our strategic plan, American Resource will continue to evolve by leveraging the unique capabilities and positioning of our current operating companies to diversify into other critical mineral and infrastructure resources to support energy transition and national security interests, similar to American Carbon’s recent acquisition of a 51% interest in an iron ore and titanium resource deposit.”

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Key Division Highlights

The Company continues to aggressively drive innovative, efficient and solution-based steps to strengthen its position within its respective end-markets while strategically evolving to enhance shareholder value. Recent divisional milestones include:

ReElement Technologies

•

Successfully separated and purified lithium from feedstocks derived from lithium brine sources and has expanded its Powered by ReElement service offering to include integration into direct lithium extraction flow sheets.

•	Announced that it has been accepted as a member of the Defense Industrial Base Consortium to help address defense supply chain issues.

•

Announced a strategic partnership with LVC Global Holdings focused on redefining critical mineral and rare earth element refining and recycling practices across the Emerging & Frontier Markets, particularly in Sub-Saharan Africa.

•

Announced that its university research partner, Purdue University, has expanded the Company’s exclusive use of the patents for licensed ligand assisted displacement (“LAD”) chromatography and knowhow for all feedstocks to now include rare earth ores.

•

Established its collaborative platform branded Powered by ReElement to focus on inline partnerships with other critical and rare earth mineral processors, recyclers or refiners that need to optimize certain components or the entire separation and purification process within their solvent-based and/or hydrometallurgical process.

•

Received its initial certificate of occupancy for its Marion, Indiana Advanced Technology Center supersite which will be a first mover in reducing the chokehold that China has on the refining of critical and rare earth elements.

•

Successfully executed and closed a Bond Purchase Agreement with Hilltop Securities Inc. for $150,000,000 principal amount of Kentucky Industrial Building Revenue Bonds, Series 2024, for the Company’s Kentucky Lithium LLC (“KYL”) complex which will be used for the development and operation commissioning of the United States’ first-of-its-kind critical mineral refining facility.

•

Established commercial partnership with a major U.S. auto manufacturer showcasing its low cost and environmentally friendly process to fully recycle and refine the high value rare-earth elements within EV motors back to ultra-pure magnet-grade rare-earth oxides, pioneering a sustainable and truly circular life-cycle solution to ensure that the rare earth elements remain within the domestic supply chain to build in America and stay in America.

•

Established commercial partnership with EDP Renewables North America (“EDPR NA”), the world’s fourth-largest wind energy producer and a top five owner and operator of renewables in North America, to advance sustainable practices in the wind energy sector with an initial focus on the efficient and sustainable recycling of neodymium-based permanent magnets from decommissioned wind turbines into magnet-grade rare earth elements, contributing to the development of a truly circular supply chain for renewable energy equipment and inputs.

•

Executed MOU’s with two German-based battery recycling platforms (Duesenfeld GmbH, and Battery Damage Service GmbH) to source recycled black mass battery material to be refined back to battery-grade lithium products such as lithium carbonate (Li2CO3) and/or lithium hydroxide (LiOH) at its Marion, Indiana and Noblesville, Indiana refining facilities.

American Carbon

•

Announced updated results of its rare earth element deposits at its Wyoming County Coal project in West Virginia with over 550 ppm as verified from an independent third-party laboratory. The ongoing project development is being funded by the Company’s previously announced $45 million tax exempt bond.

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•

Through its continued focus on proper environmental stewardship and cost structure reduction through reclamation and remediation of former mining operations, the Company has further reduced its environmental bonding liability by over an additional $1.05 million. With these recent approvals, it will bring the total number of acres of prior impacted coal mining operations from acquired assets that the Company has reclaimed or released to over 9,000 acres from previously acquired impacted lands and stranded mining permits.

•

Acquired a 51% ownership interest in a Jamaica-based, diversified mineral asset with a focus on iron ore, titanium and vanadium to further establishes American Carbon’s foothold in the steelmaking supply chain.

Corporate

•	Engaged GBQ Partners LLC as the Company’s new independent registered public accounting firm.

•

Announced that its Board of Directors has declared a special dividend of shares of its wholly owned subsidiary, American Carbon Corporation, and established the record date and distribution date of May 27, 2024 and June 11, 2024, respectively.

•

Recently distributed a majority of the shares it held in Novusterra Inc., via a special dividend, to the underlying shareholders of American Resources in conjunction with the Company’s Special Committee’s directive to better unlock value.

“Looking forward to the remainder of 2024, our belief in and the excitement over the opportunities we have in front of us continues to reach an all-time high. Our goal is to successfully spin-off both ReElement Technologies and American Carbon this year with the appropriate value, capital structures and teams to execute as standalone businesses, and we feel confident we will accomplish that goal,” continued Mr. Jensen.

“The opportunity for ReElement Technologies continues to manifest at a very rapid pace both domestically and internationally and continue to be bolstered by our tremendous team and growing partnerships. The unique attributes of our technology puts us in a lead position to successfully deploy meaningful critical mineral refining capacity outside of China. It has always been our approach that utilizing the similar, solvent-based separation and purification technologies, as used in China, will be a challenge for most of the developed world and we are starting to see those challenges manifest from an operational, cost and environmental perspective. As such, we believe we stand alone in our ability to produce ultra-pure products at large scale, and in an environmentally-safe and cost competitive process. This has enabled us to advance our focus on customer qualifications across multiple supply chains, procuring appropriate feedstocks to feed our large-scale projects, securing offtake agreements with both planned magnet, cathode / battery manufacturers and designing and engineering our planned large-scale, commercial facilities in Marion, Indiana and Knott County, Kentucky. Our rapid execution of this tremendous growth opportunity is evidenced by the technical expertise at our Noblesville, Indiana Commercial Qualification Plant, the acquisition of our Marion super-site, the procurement of approximately $45 million in tax incentives from the municipality of Marion, and the successful execution of a bond purchase agreement for $150 million of Kentucky Industrial Building Revenue Bonds for our first-of-its-kind Kentucky Lithium refinery, to name a few. Additionally, our international growth plans are substantial, especially with unlocking the value of certain African regions, to support a massive shift in global trade and manufacturing. ReElement sits in a very opportunistic position at the intersection of energy transition and national security and we remain steadfast on executing in a calculated and expedited manner to build substantial value for our Company, shareholders and stakeholders alike.”

Expected Near-Term Catalysts

•

Additional ReElement Technologies upstream and downstream partnerships to bolster feedstocks of end-of-life products, manufacturing scrap and ores for critical and REEs and offtake customers of sustainable and domestic sources of high-purity battery and magnet materials.

•	Broader international expansion of ReElement Technologies’ world-leading critical mineral platform for both critical mineral-based ores and recycling partnerships.

•	Continue to scale critical mineral refining capacity at its next two large-scale facilities in Marion, Indiana and Knott County, Kentucky and through co-located facilities with supply chain partners.

•	Continue to add best-in-class talent to drive the execution of each division.

•	Monetization of American Carbon through its spin-off, increase in carbon production to meet market demand, leases, joint ventures and/or divestitures.

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Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Tuesday, May 21, 2024 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing 877-407-4019and referencing American Resources Corporation’s First Quarter 2024 Conference Call, or by the webcast link: here.

Financial Results for First Quarter 2024

For the first quarter of 2024, American Resources reported a net income loss of $6.23 million or a loss of $0.03 per share, as compared with a net income loss $3.1 million or loss of $0.04 per share in the prior year period. The Company earned an adjusted earnings before interest, taxes, depreciation, amortization, accretion on asset retirement obligations, non-operating expenses and non-cash impairment loss (‘adjusted EBITDA”) of $4.84 million for the first quarter of 2024, as compared with an adjusted EBITDA loss of $1.59 million for the first quarter of 2023.

First Quarter 2024 Summary

Total revenues were $94,019, compared to total revenues of $8.87 million during the first quarter of 2023.  General and administrative expenses for the first quarter of 2024 were $2.06 million compared to $1.32 million in the prior year period. American Resources incurred interest expense of $249,455 during the first quarter of 2024 compared to $575,964 during the first quarter of 2023. Development costs during the quarter were $2.4 million compared to $5.6 million during the first quarter of 2023 and better positions the Company within the markets in which it serves.

The Company did not incur any income tax expense in the first quarter of 2024 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $25.7 million as of December 31, 2023.

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AMERICAN RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS UNAUDITED

	For the three months ended March 31,
	2024	2023
Revenue
Coal sales	$-	$8,723,185
Metal recovery and sales	29,352	20,609
Royalty income	64,667	124,662
Total revenue	94,019	8,868,456

Operating expenses (income)
Cost of coal sales and processing	1,266,928	2,705,820
Accretion	248,291	248,291
Depreciation	22,086	13,336
Amortization of mining rights	307,801	305,859
General and administrative	2,062,021	1,321,468
Professional fees	390,196	293,255
Production taxes and royalties	121,767	981,636
Development	2,397,140	5,633,908
Gain on sale of equipment	(458,000)	-
Total operating expenses	6,358,230	11,503,573

Net loss from operations	(6,264,211)	(2,635,117)

Other income (expense)
Other income and (expense)	251,639	93,000
Interest income	36,095	17,212
Interest expense	(249,455)	(575,964)
Total other income (expenses)	38,279	(465,752)

Net loss	$(6,225,932)	$(3,100,869)
Less: Non-controlling interest	-	-
Net loss attributable to AREC shareholders	(6,225,932)	(3,100,869)

Net loss per share - basic and diluted	$(0.03)	$(0.04)

Weighted average shares outstanding - basic and diluted	76,886,957	72,953,104

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AMERICAN RESOURCES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,168,557	$2,666,638
Inventories	129,991	54,000
Prepaid expenses and other current assets	2,521,646	1,867,651
Total current assets	4,820,194	4,588,289

Restricted cash	177,643,892	34,664,936
Property and equipment, net	11,202,362	15,337,004
Right-of-use assets, net	18,108,411	18,276,913
Investment in LLCs- related parties	4,220,000	18,780,000
Notes receivable, net	99,022	99,022
Total assets	$216,093,881	$91,746,164
Liabilities And Equity
Current liabilities:
Trade payables	$4,389,695	$6,709,224
Non-trade payables	2,755,451	2,607,942
Accounts payable - related party	2,305,604	2,371,697
Accrued interest	146,101	512,558
Other current liabilities	-	200,000
Notes payable	792,184	804,656
Operating lease liabilities	59,691	57,663
Finance lease liabilities	5,510,004	4,806,822
Total current liabilities	15,958,730	18,070,562

Remediation liability	21,537,089	21,288,799
Bonds payable, net	192,430,933	44,152,500
Operating lease liabilities, non-current	480,004	495,611
Finance lease liabilities, non-current	5,488,120	7,514,848
Total liabilities	235,894,876	91,522,320

Commitments and contingencies (Note 9)

Stockholders' equity:
Common stock, $0.0001 par value; 230,000,000 shares authorized, 77,296,990 and 76,247,370 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	7,732	7,627
Additional paid-in capital	165,111,534	178,910,546
Accumulated deficit	(184,920,261)	(178,694,329)
Total stockholders' equity	(19,800,995)	223,844
Total liabilities and stockholders' equity	$216,093,881	$91,746,164

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AMERICAN RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended March 31,
	2024	2023
Cash Flows from Operating activities:
Net loss	$(6,225,932)	$(3,100,869)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation expense	32,496	13,336
Amortization of mining rights	304,970	305,859
Accretion expense	248,290	248,291
Amortization of right-to-use assets	168,502	-
Accretion of right-to-use assets	242,817	107,895

Amortization of issuance costs and debt discount	41,572	-
Noncash stock-based compensation expense	560,393	376,573
Issuance of common shares for services	43,800	-

Change in current assets and liabilities:
Accounts receivable	-	(1,034,174)
Inventories	(75,991)	(2,512,821)
Prepaid expenses and other current assets	(653,995)	(10,500)
Accounts payable	(2,172,024)	(450,185)
Accrued interest	(366,457)	3,819
Accounts payable related party	(66,093)	(1,290,188)
Operating lease assets and liabilities, net	(13,579)	-
Other liabilities	(200,000)	-
Cash used in operating activities	(8,131,227)	(7,342,964)

Cash Flows from Investing activities:
Purchase of property and equipment	(264,939)	(508,930)
Cash received (paid) for PPE, net	4,062,115	-
Investment in LLCs	-	1,476,273
Cash (used in) provided by investing activities	(3,797,176)	967,343

Cash Flows from Financing activities:
Repayments on notes payable	(12,472)	(1,077,778)
Repayments of finance lease liabilities	(1,566,363)	(1,116,969)
Proceeds from the exercise of stock option	156,900	-
Proceeds from tax exempt bonds, net	148,236,861	-
Cash provided by (used in) financing activities	146,817,926	(2,194,747)

Increase (decrease) in cash	142,480,875	(8,570,368)
Cash and cash equivalents, including restricted cash, beginning of period	37,331,574	10,990,829
Cash and cash equivalents, including restricted cash, end of period	$179,812,449	$2,420,461

SUPPLEMENTAL CASH FLOW INFORMATION
Cashless exercise of warrants	$87	$-
Dividend-in-kind of Novustera, Inc. common stock to shareholders	$14,560,000	$-

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Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA(1) to Amounts Reported Under U.S. GAAP

	For the three months ended March 31, 2024	For the three months ended March 31, 2023
Net Income	(6,225,932)	(3,100,869)

Interest & Other Expenses	249,455	575,964
Income Tax Expense	-	-
Accretion Expense	248,291	248,291
Depreciation	22,086	13,336
Amortization of Mining Rights	305,859	305,859
Non-Cash Stock, Warrant & Option Comp. Expense	560,393	367,573

Total Adjustments	1,386,084	1,511,023

Adjusted EBITDA	(4,839,848)	(1,589,846)

(1)

Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain.  ReElement has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals.  For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

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Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Robert Foley

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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